SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 19, 2002
(To Prospectus dated December 14, 2001)

                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2002-2
                          --------------------------

----------------------------
The Class B-1
Certificates
represent                      The Class B-1 Certificates
obligations of the
trust only and do              o   This supplement relates to the offering
not represent an                   of the Class B-1 Certificates of the
interest in or                     series referenced above. This supplement
obligation of CWABS,               does not contain complete information
Inc., Countrywide                  about the offering of the Class B-1
Home Loans, Inc.,                  Certificates. Additional information is
Countrywide Home                   contained in the prospectus supplement
Loans Servicing LP                 dated June 19, 2002, prepared in
or any of their                    connection with the offering of the
affiliates.                        offered certificates of the series
                                   referenced above and in the prospectus of
This supplement may                the depositor dated December 14, 2001.
be used to offer and               You are urged to read this supplement,
sell the offered                   the prospectus supplement and the
certificates only if               prospectus in full.
accompanied by the
prospectus                     o   As of September 27, 2004, the certificate
supplement and the                 principal balance of the Class B-1
prospectus.                        Certificates was approximately
                                   $24,645,000.
----------------------------

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class B-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

October 7, 2004

                               THE MORTGAGE POOL

      As of September 1, 2004 (the "Reference Date"), the Mortgage Loans in Group 1 included approximately 1,614 Mortgage Loans having an aggregate Stated Principal Balance of approximately $178,645,112 and the Mortgage Loans in Group 2 included approximately 509 Mortgage Loans having an aggregate Stated Principal Balance of approximately $66,845,334.

      The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                 As of September 1, 2004
                                           -----------------------------------
                                             Loan Group 1      Loan Group 2

Total Number of Mortgage Loans                    1,614               509
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
      30-59 days ...........................      3.72%             4.13%
      60-89 days ...........................      1.05%             0.98%
      90 days or more (excluding pending          1.61%             4.72%
      foreclosures) ........................      -----             -----
      Total Delinquencies ..................      6.38%             9.82%
                                                  =====             =====
Foreclosures Pending .......................      3.84%             4.91%
                                                  -----             -----
Bankruptcies ...............................      4.34%             5.11%
                                                  -----             -----
Total delinquencies, foreclosures
pending and bankruptcies ...................      14.56%            19.84%
                                                  =====             =====

------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

      Twenty-six (26) Mortgage Loans in Loan Group 1 have been converted and are, as of the Reference Date, REO loans. Nine (9) Mortgage Loans in Loan Group 2 have been converted and are, as of the Reference Date, REO loans.

      Certain additional information as to the Mortgage Pool as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

      Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

      The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated by Countrywide Home Loans, Inc. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

      For purposes of the following table:

      o the period of delinquency is based on the number of days payments are contractually past due.

      o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

      o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

      o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                        Delinquency and Foreclosure Experience
                              -------------------------------------------------------------------------------------------
                                        As of December 31, 2001                         As of December 31, 2002
                              -------------------------------------------     -------------------------------------------
                                Principal Balance           Percentage          Principal Balance           Percentage
                              ----------------------      ---------------     ----------------------      ---------------
Total Portfolio                   $9,081,242,926.99             100.00%          $10,499,524,957.75             100.00%
Delinquency Percentage
   30-59 Days                       $806,843,594.55               8.88%             $776,262,182.66               7.39%
   60-89 Days                        255,443,513.99               2.81               272,447,833.46               2.59
   90+ Days                          103,605,791.49               1.14               112,192,108.56               1.07
Sub-Total                         $1,165,892,900.03              12.84%           $1,160,902,124.68              11.06%
Foreclosure Rate                    $356,652,093.38               3.93%             $277,872,737.06               2.65%
Bankruptcy Rate                     $232,679,880.26               2.56%             $293,013,840.50               2.79%


                              -------------------------------------------------------------------------------------------
                                        As of December 31, 2003                           As of June 30, 2004
                              -------------------------------------------     -------------------------------------------
                                Principal Balance           Percentage          Principal Balance           Percentage
                              ----------------------      ---------------     ----------------------      ---------------
Total Portfolio                  $20,666,799,653.23             100.00%          $34,258,379,461.22             100.00%
Delinquency Percentage
   30-59 Days                     $1,237,075,952.99               5.99%           $1,800,217,721.03               5.25%
   60-89 Days                        369,166,558.52               1.79               518,866,342.89               1.51
   90+ Days                          101,415,871.40               0.49               144,345,311.97               0.42
Sub-Total                         $1,707,658,382.91               8.26%           $2,463,429,375.89               7.19%
Foreclosure Rate                    $322,166,334.41               1.56%             $471,317,724.45               1.38%
Bankruptcy Rate                     $305,504,468.46               1.48%             $385,581,805.24               1.13%


      Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS B-1 CERTIFICATES

      The Class B-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

      As of September 27, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Class B-1 Certificates was approximately $24,645,000, evidencing a beneficial ownership interest of approximately 10.33% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $158,475,445 and evidenced in the aggregate a beneficial ownership interest of approximately 66.44% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $80,040,000, and evidenced in the aggregate a beneficial ownership interest of approximately and 33.56% in the Trust Fund. For additional information with respect to the Class B-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

      The September 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

      Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following t he Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of six- month LIBOR remains constant at 2.20% per annum and the level of One-Month LIBOR remains constant at 1.84% per annum; (vi) the Pass-Through Margins for the Offered Certificates (other than the Class A-R Certificates) remain constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margins for the Offered Certificates are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class B-1 Certificates is October 7, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); (ix) except as indicated with respect to weighted average lives, no optional termination is exercised on the Optional Termination Date; and (x) the scheduled amortization for all Mortgage Loans is based upon their gross interest rates and no interest rate reductions occur on the Fixed Rate Credit Comeback Loans.

      Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The models used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

      There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Othe r factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

      The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class B-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.


                            Percent of Certificate Principal Balance Outstanding


                                                         0%          80%        100%        150%        200%
                                                         --          ---        ----        ----        ----


        Distribution Date
        -----------------

        Initial Percentage                               100         100         100         100         100
        September 25, 2005.................              95          59          49          27          12
        September 25, 2006.................              82          22          16           5           0
        September 25, 2007.................              68          13           7           0           0
        September 25, 2008.................              52           6           0           0           0
        September 25, 2009.................              43           0           0           0           0
        September 25, 2010.................              42           0           0           0           0
        September 25, 2011.................              41           0           0           0           0
        September 25, 2012.................              39           0           0           0           0
        September 25, 2013.................              38           0           0           0           0
        September 25, 2014.................              36           0           0           0           0
        September 25, 2015.................              29           0           0           0           0
        September 25, 2016.................              27           0           0           0           0
        September 25, 2017.................              25           0           0           0           0
        September 25, 2018.................              23           0           0           0           0
        September 25, 2019.................              21           0           0           0           0
        September 25, 2020.................              18           0           0           0           0
        September 25, 2021.................              16           0           0           0           0
        September 25, 2022.................              13           0           0           0           0
        September 25, 2023.................              10           0           0           0           0
        September 25, 2024.................               7           0           0           0           0
        September 25, 2025.................               3           0           0           0           0
        September 25, 2026.................               0           0           0           0           0
        Weighted Average Life in years (1)              9.10        1.55        1.33        1.06        0.94
        Weighted Average Life in years (1)(2)           9.04        1.51        1.30        1.04        0.92


------------------------------------------
(1) Determined as specified in the Prospectus Supplement.
(2) To the related Optional Termination Date.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Prospective investors should consider carefully the income tax consequences of an investment in the Class B-1 Certificates discus sed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

      Prospective purchasers of the Class B-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class B-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for the application of the Exemption described in the Prospectus are met.

      Although the Exemption was amended in late 2002, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class B-1 Certificates

                                    RATINGS

      The Class B-1 Certificates are currently rated "Baa2" by Moody's Investors Service, Inc. and "BBB" by Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc. See "Certificate Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

      The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class B-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


                                                                  Page 1                         CWABS_2002-02 Group 1


Summary of Loans in Mortgage Pool
(As of Calculation Date)
                                                                                                 Range
                                                                                                 -----


Total Number of Mortgage Loans                                                        1,614
Total Outstanding Principal Balance                                            $178,645,112
Average Principal Balance                                                          $110,685      $10,048 to $332,557
Weighted Average Mortgage Rate                                                        8.62%        5.88% to   12.88%
Net Weighted Average Mortgage Rate                                                    8.09%        5.37% to   12.37%
Adjustable Rate Mortgage Loan Characteristics
      Weighted Average Gross Margin                                                   6.48%        3.00% to    8.50%
      Weighted Average Maximum Mortgage Rate                                         15.41%       11.88% to   19.88%
      Weighted Average Minimum Mortgage Rate                                          8.57%        6.35% to   12.88%
      Weighted Average Initial Periodic Rate Cap                                      1.92%        1.00% to    3.00%
      Weighted Average Subsequent Periodic Rate Cap                                   1.38%        1.00% to    1.50%
Weighted Average Original Term (months)                                                 338          120 to      360
Weighted Average Remaining Term (months)                                                309           54 to      335
Weighted Average Loan-to-Value Ratio                                                 78.86%       12.46% to  100.00%
Weighted Average FICO Credit Score                                                      603


                                                                  Page 2                         CWABS_2002-02 Group 1


Mortgage Loan Programs

                                                     Number of             Aggregate                   % of Aggregate
      Description                                    Mortgage Loans        Principal Balance           Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      6 Months LIBOR                                              1                 $109,300                        0.06 %
      2-Year/28-Year LIBOR                                      526              $60,231,202                       33.72
      6 Months LIBOR                                              1                 $161,077                        0.09
      3-Year/27-Year LIBOR                                      328              $38,406,995                       21.5
      FIXED 10-Year                                               1                  $22,061                        0.01
      FIXED 15-Year                                               1                  $17,135                        0.01
      FIXED 15-Year                                             108               $7,924,255                        4.44
      FIXED 15-Year - Credit Comeback                             8                 $515,128                        0.29
      FIXED 20-Year                                              33               $2,261,764                        1.27
      FIXED 30-Year                                               2                 $320,632                        0.18
      FIXED 30-Year                                             451              $53,598,120                          30
      FIXED 30-Year - Credit Comeback                            34               $3,816,595                        2.14
      FIXED 30/15 Balloon                                       120              $11,260,846                         6.3
      -------------------------------------------------------------------------------------------------------------------
      Total                                                   1,614             $178,645,112                         100 %
      -------------------------------------------------------------------------------------------------------------------


Mortgage Loan Principal Balances

      Range of Mortgage Loan                         Number of             Aggregate                    % of Aggregate
      Principal Balances ($)                         Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      $0.01 - $25,000.00                                         18                 $367,406                        0.21 %
      $25,000.01 - $50,000.00                                   154               $6,161,674                        3.45
      $50,000.01 - $75,000.00                                   352              $22,379,450                       12.53
      $75,000.01 - $100,000.00                                  320              $28,139,801                       15.75
      $100,000.01 - $150,000.00                                 414              $50,610,063                       28.33
      $150,000.01 - $200,000.00                                 208              $35,308,201                       19.76
      $200,000.01 - $250,000.00                                  97              $21,620,905                       12.1
      $250,000.01 - $300,000.00                                  49              $13,401,372                        7.5
      $300,000.01 - $350,000.00                                   2                 $656,241                        0.37
      -------------------------------------------------------------------------------------------------------------------
      Total                                                   1,614             $178,645,112                         100 %
      -------------------------------------------------------------------------------------------------------------------





                                                                  Page 3                         CWABS_2002-02 Group 1



Mortgage Rates

      Range of Mortgage                             Number of              Aggregate                    % of Aggregate
      Rates (%)                                     Mortgage Loans         Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      5.501 - 6.000                                               3                 $244,848                        0.14 %
      6.001 - 6.500                                               8               $1,285,667                        0.72
      6.501 - 7.000                                              52               $8,721,171                        4.88
      7.001 - 7.500                                             104              $15,877,285                        8.89
      7.501 - 8.000                                             282              $38,897,418                       21.77
      8.001 - 8.500                                             237              $29,355,424                       16.43
      8.501 - 9.000                                             293              $30,300,539                       16.96
      9.001 - 9.500                                             202              $19,633,860                       10.99
      9.501 - 10.000                                            193              $17,902,165                       10.02
      10.001 - 10.500                                            82               $6,123,810                        3.43
      10.501 - 11.000                                            79               $5,874,963                        3.29
      11.001 - 11.500                                            38               $2,180,301                        1.22
      11.501 - 12.000                                            20               $1,234,874                        0.69
      12.001 - 12.500                                            13                 $627,339                        0.35
      12.501 - 13.000                                             8                 $385,447                        0.22
      -------------------------------------------------------------------------------------------------------------------
      Total                                                   1,614             $178,645,112                         100 %
      -------------------------------------------------------------------------------------------------------------------


Months Remaining to Maturity

      Months Remaining                              Number of              Aggregate                    % of Aggregate
      to Maturity                                   Mortgage Loans         Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      1 - 120                                                     4                 $122,652                         0.07 %
      121 - 180                                                 235              $19,674,236                        11.01
      181 - 300                                                  54               $4,286,101                         2.4
      301 - 360                                               1,321             $154,562,122                        86.52
      -------------------------------------------------------------------------------------------------------------------
      Total                                                   1,614             $178,645,112                          100 %
      -------------------------------------------------------------------------------------------------------------------


Loan-to-Value Ratios


      Range of                                       Number of                     Aggregate              % of Aggregate
      Loan-to-Value Ratios (%)                       Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      50.00 or Less                                              90               $7,147,528                           4 %
      50.01-55.00                                                28               $2,116,208                        1.18
      55.01-60.00                                                33               $3,047,725                        1.71
      60.01-65.00                                                61               $6,208,696                        3.48
      65.01-70.00                                               129              $13,441,191                        7.52
      70.01-75.00                                               186              $20,688,222                       11.58
      75.01-80.00                                               433              $48,999,972                       27.43
      80.01-85.00                                               277              $31,533,930                       17.65
      85.01-90.00                                               324              $39,279,069                       21.99
      90.01-95.00                                                33               $3,716,511                        2.08
      95.01-100.00                                               20               $2,466,060                        1.38
      -------------------------------------------------------------------------------------------------------------------
      Total                                                   1,614             $178,645,112                         100 %
      -------------------------------------------------------------------------------------------------------------------



                                                                  Page 4                         CWABS_2002-02 Group 1



State Distribution of Mortgaged Properties

                                                     Number of             Aggregate                    % of Aggregate
      State                                          Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Alabama                                                    29               $3,130,487                        1.75 %
      Alaska                                                      2                 $214,816                        0.12
      Arizona                                                    33               $4,446,171                        2.49
      Arkansas                                                   11               $1,075,012                        0.6
      California                                                180              $29,429,255                       16.47
      Colorado                                                   34               $4,999,221                        2.8
      Connecticut                                                10               $1,191,340                        0.67
      Delaware                                                   10               $1,130,762                        0.63
      District of Columbia                                        1                  $73,941                        0.04
      Florida                                                   123              $12,466,811                        6.98
      Georgia                                                    97              $10,601,659                        5.93
      Hawaii                                                     12               $1,587,853                        0.89
      Idaho                                                      14               $1,291,273                        0.72
      Illinois                                                   34               $3,861,821                        2.16
      Indiana                                                    46               $3,815,552                        2.14
      Iowa                                                        9                 $692,865                        0.39
      Kansas                                                     16               $1,501,695                        0.84
      Kentucky                                                   23               $2,314,822                        1.3
      Louisiana                                                  36               $3,359,650                        1.88
      Maine                                                       3                 $220,583                        0.12
      Maryland                                                   16               $2,271,494                        1.27
      Massachusetts                                              15               $2,469,687                        1.38
      Michigan                                                  117              $10,877,191                        6.09
      Minnesota                                                  17               $2,261,037                        1.27
      Mississippi                                                11                 $829,043                        0.46
      Missouri                                                   53               $4,362,547                        2.44
      Montana                                                     3                 $258,063                        0.14
      Nebraska                                                    5                 $473,615                        0.27
      Nevada                                                     12               $1,865,296                        1.04
      New Hampshire                                               4                 $870,013                        0.49
      New Jersey                                                 38               $4,951,044                        2.77
      New Mexico                                                  5                 $821,577                        0.46
      New York                                                   22               $3,267,305                        1.83
      North Carolina                                             36               $3,136,494                        1.76
      Ohio                                                       96               $8,242,867                        4.61
      Oklahoma                                                   13                 $897,256                        0.5
      Oregon                                                     35               $3,781,205                        2.12
      Pennsylvania                                               49               $4,568,553                        2.56
      Rhode Island                                                5                 $484,193                        0.27
      South Carolina                                             33               $2,714,260                        1.52
      Tennessee                                                  66               $6,195,623                        3.47
      Texas                                                     110               $9,885,393                        5.53
      Utah                                                       27               $3,744,289                        2.1
      Vermont                                                     1                  $88,766                        0.05
      Virginia                                                   29               $3,235,920                        1.81
      West Virginia                                              11                 $731,498                        0.41
      Wisconsin                                                  20               $2,152,744                        1.21
      Wyoming                                                     1                  $41,642                        0.02
      -------------------------------------------------------------------------------------------------------------------
      Total                                                   1,614             $178,645,112                         100 %
      -------------------------------------------------------------------------------------------------------------------





                                                                  Page 5                         CWABS_2002-02 Group 1



Range of FICO Credit Scores

                                                     Number of             Aggregate                    % of Aggregate
      Range of Fico Credit Scores                    Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      781 - 800                                                   4                 $309,682                        0.17 %
      761 - 780                                                   9               $1,016,638                        0.57
      741 - 760                                                   7                 $805,860                        0.45
      721 - 740                                                  17               $2,158,447                        1.21
      701 - 720                                                  18               $2,386,099                        1.34
      681 - 700                                                  37               $4,107,328                        2.3
      661 - 680                                                  69               $7,983,984                        4.47
      641 - 660                                                 132              $14,821,319                        8.3
      621 - 640                                                 212              $22,967,328                       12.86
      601 - 620                                                 278              $30,734,404                       17.2
      581 - 600                                                 265              $29,608,645                       16.57
      561 - 580                                                 275              $31,555,374                       17.66
      541 - 560                                                 169              $18,506,126                       10.36
      521 - 540                                                  79               $7,573,946                        4.24
      501 - 520                                                  42               $4,069,782                        2.28
      500 or Less                                                 1                  $40,151                        0.02
      -------------------------------------------------------------------------------------------------------------------
      Total                                                   1,614             $178,645,112                         100 %
      -------------------------------------------------------------------------------------------------------------------


Types of Mortgaged Properties

                                                     Number of             Aggregate                    % of Aggregate
      Description                                    Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Single Family Residence                                 1,406             $152,243,568                       85.22 %
      Planned Unit Development                                  109              $15,733,021                        8.81
      Low Rise Condominium                                       51            $5,292,055.00                        2.96
      2 - 4 Family Residence                                     48            $5,376,467.00                        3.02
      -------------------------------------------------------------------------------------------------------------------
      Total                                                   1,614             $178,645,112                         100 %
      -------------------------------------------------------------------------------------------------------------------



Purpose of Mortgage Loan

                                                    Number of              Aggregate                    % of Aggregate
      Description                                   Mortgage Loans         Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Refinance (Cash Out)                                    1,173             $129,203,276                       72.32 %
      Purchase                                                  293              $32,448,456                       18.16
      Refinance (Rate/Term)                                     148              $16,993,380                        9.51
      -------------------------------------------------------------------------------------------------------------------
      Total                                                   1,614             $178,645,112                         100 %
      -------------------------------------------------------------------------------------------------------------------




                                                                  Page 6                         CWABS_2002-02 Group 1


Occupancy Types

                                                     Number of             Aggregate                    % of Aggregate
      Occupancy Type                                 Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Owner Occupied                                          1,538             $172,485,678                       96.55 %
      Non-owner Occupied                                         66               $5,207,272                        2.91
      Second Home                                                10                 $952,162                        0.53
      -------------------------------------------------------------------------------------------------------------------
      Total                                                   1,614             $178,645,112                         100 %
      -------------------------------------------------------------------------------------------------------------------



Document Types

                                                     Number of             Aggregate                    % of Aggregate
      Document Type                                  Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Full Documentation                                      1,375             $147,153,869                       82.37 %
      Stated                                                    205              $26,791,787                          15
      Simple                                                     34               $4,699,455                        2.63
      -------------------------------------------------------------------------------------------------------------------
      Total                                                   1,614             $178,645,112                          100 %
      -------------------------------------------------------------------------------------------------------------------



Gross Margin
(Excludes Fixed Rate Mortgages)

      Range of                                       Number of             Aggregate                    % of Aggregate
      Gross Margins                                  Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      2.001 - 3.000                                               1                 $136,193                        0.14 %
      4.001 - 5.000                                              20               $2,319,370                        2.34
      5.001 - 6.000                                             301              $36,991,223                       37.4
      6.001 - 7.000                                             311              $35,793,454                       36.19
      7.001 - 8.000                                             169              $18,346,169                       18.55
      8.001 - 9.000                                              54               $5,322,166                        5.38
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     856              $98,908,575                         100 %
      -------------------------------------------------------------------------------------------------------------------



                                                                  Page 7                         CWABS_2002-02 Group 1


Subsequent Adjustment Date
(Excludes Fixed Rate Mortgages)

      Subsequent                                     Number of             Aggregate                    % of Aggregate
      Adjustment Date                                Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      September-04                                                3                 $223,011                        0.23 %
      October-04                                                 64               $7,953,781                        8.04
      November-04                                               153              $16,586,651                       16.77
      December-04                                               179              $20,314,211                       20.54
      January-04                                                111              $12,905,199                       13.05
      February-04                                                 8                 $874,196                        0.88
      March-04                                                   16               $2,350,998                        2.38
      April-04                                                   23               $3,009,401                        3.04
      May-04                                                     91              $10,209,662                       10.32
      June-04                                                   102              $12,176,390                       12.31
      July-04                                                   106              $12,305,074                       12.44
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     856              $98,908,575                         100 %
      -------------------------------------------------------------------------------------------------------------------


Maximum Mortgage Rates
(Excludes Fixed Rate Mortgages)

      Range of Maximum                               Number of             Aggregate                    % of Aggregate
      Mortgage Rates (%)                             Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      11.501 - 12.000                                             1                 $124,705                        0.13 %
      12.001 - 12.500                                             2                 $139,397                        0.14
      12.501 - 13.000                                             8               $1,166,022                        1.18
      13.001 - 13.500                                            12               $1,746,664                        1.77
      13.501 - 14.000                                            61               $9,207,561                        9.31
      14.001 - 14.500                                            81              $12,080,652                       12.21
      14.501 - 15.000                                           140              $17,978,016                       18.18
      15.001 - 15.500                                           125              $15,212,000                       15.38
      15.501 - 16.000                                           126              $14,160,718                       14.32
      16.001 - 16.500                                           104               $9,856,206                        9.96
      16.501 - 17.000                                            94               $9,665,257                        9.77
      17.001 - 17.500                                            39               $3,309,694                        3.35
      17.501 - 18.000                                            33               $2,550,636                        2.58
      18.001 - 18.500                                            14                 $698,584                        0.71
      18.501 - 19.000                                             9                 $612,363                        0.62
      19.001 - 19.500                                             5                 $270,912                        0.27
      Greater than 19.500                                         2                 $129,188                        0.13
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     856              $98,908,575                         100 %
      -------------------------------------------------------------------------------------------------------------------





                                                                  Page 8                         CWABS_2002-02 Group 1




Initial Periodic Rate Cap
(Excludes Fixed Rate Mortgages)

      Initial Periodic                               Number of             Aggregate                    % of Aggregate
      Rate Cap (%)                                   Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      1                                                          15               $1,521,955                        1.54 %
      1.5                                                       595              $68,950,033                       69.71
      2                                                           5                 $750,878                        0.76
      3                                                         241              $27,685,708                       27.99
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     856              $98,908,575                         100 %
      -------------------------------------------------------------------------------------------------------------------


Subsequent Periodic Rate Cap
(Excludes Fixed Rate Mortgages)

      Subsequent Periodic                            Number of             Aggregate                    % of Aggregate
      Rate Cap (%)                                   Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      1                                                         227              $24,805,493                       25.08 %
      1.5                                                       629              $74,103,081                       74.92
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     856              $98,908,575                         100 %
      -------------------------------------------------------------------------------------------------------------------


Minimum Mortgage Rates
(Excludes Fixed Rate Mortgages)

      Range of Minimum                               Number of             Aggregate                    % of Aggregate
      Mortgage Rates (%)                             Mortgage Loans        Principal Balance            Principal Balance
      ---------------------------------------------------------------------------------------------------1----------------
      6.001 - 7.000                                              44               $7,696,743                        7.78 %
      7.001 - 8.000                                             212              $29,554,680                       29.88
      8.001 - 9.000                                             279              $31,634,273                       31.98
      9.001 - 10.000                                            208              $21,731,486                       21.97
      Greater than 10.000                                       113               $8,291,392                        8.38
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     856              $98,908,575                         100 %
      -------------------------------------------------------------------------------------------------------------------




                                                                  Page 1                         CWABS_2002-02 Group 2


Summary of Loans in Mortgage Pool
(As of Calculation Date)
                                                                                                Range
                                                                                                -----


Total Number of Mortgage Loans                                                         509
Total Outstanding Principal Balance                                            $66,845,334
Average Principal Balance                                                         $131,327       $4,987 to $717,811
Weighted Average Mortgage Rate                                                       8.70%        6.00% to   16.13%
Net Weighted Average Mortgage Rate                                                   8.18%        5.49% to   15.62%
Adjustable Rate Mortgage Loan Characteristics
      Weighted Average Gross Margin                                                  7.16%        5.13% to   13.29%
      Weighted Average Maximum Mortgage Rate                                        15.10%       11.86% to   21.50%
      Weighted Average Minimum Mortgage Rate                                         8.44%        5.86% to   14.50%
      Weighted Average Initial Periodic Rate Cap                                     2.27%        1.00% to    3.00%
      Weighted Average Subsequent Periodic Rate Cap                                  1.27%        1.00% to    1.50%
Weighted Average Original Term (months)                                                342          120 to      360
Weighted Average Remaining Term (months)                                               312           89 to      335
Weighted Average Loan-to-Value Ratio                                                81.04%       18.29% to  100.00%
Weighted Average FICO Credit Score                                                     612




                                                                  Page 2                         CWABS_2002-02 Group 2


Mortgage Loan Programs

                                               Number of                       Aggregate                % of Aggregate
      Description                              Mortgage Loans                  Principal Balance        Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      2-Year/28-Year LIBOR                                      180              $25,882,110                       38.72 %
      6 Months LIBOR                                              3                 $156,167                        0.23
      3-Year/27-Year LIBOR                                       86              $14,394,489                       21.53
      FIXED 10-Year                                               1                  $58,540                        0.09
      FIXED 10-Year - Second                                      4                  $51,006                        0.08
      FIXED 15-Year                                              21               $1,117,899                        1.67
      FIXED 15-Year - Second                                     59               $1,574,639                        2.36
      FIXED 15-Year - Credit Comeback                             2                 $372,035                        0.56
      FIXED 20-Year                                               4                 $661,440                        0.99
      FIXED 20-Year - Second                                      4                 $107,645                        0.16
      FIXED 30-Year                                              94              $18,497,505                       27.67
      FIXED 30-Year - Second                                      1                  $18,207                        0.03
      FIXED 30-Year - Credit Comeback                             4                 $838,732                        1.25
      FIXED 30/15 Balloon                                        11               $2,006,144                           3
      FIXED 30/15 Balloon - Second                               35               $1,108,777                        1.66
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     509              $66,845,334                          100 %
      -------------------------------------------------------------------------------------------------------------------


Mortgage Loan Principal Balances

      Range of Mortgage Loan                         Number of             Aggregate                    % of Aggregate
      Principal Balances ($)                         Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      $0.01 - $25,000.00                                         64               $1,105,451                        1.65 %
      $25,000.01 - $50,000.00                                   110               $4,073,972                        6.09
      $50,000.01 - $75,000.00                                    90               $5,580,116                        8.35
      $75,000.01 - $100,000.00                                   47               $4,182,262                        6.26
      $100,000.01 - $150,000.00                                  65               $7,961,022                       11.91
      $150,000.01 - $200,000.00                                  18               $3,047,550                        4.56
      $200,000.01 - $250,000.00                                   7               $1,547,880                        2.32
      $250,000.01 - $300,000.00                                  10               $2,831,106                        4.24
      $300,000.01 - $350,000.00                                  43              $14,036,493                          21
      $350,000.01 - $400,000.00                                  33              $12,252,393                       18.33
      $450,000.01 - $500,000.00                                   7               $3,330,180                        4.98
      $500,000.01 - $550,000.00                                   2               $1,088,401                        1.63
      $700,000.01 - $750,000.00                                   1                 $717,811                        1.07
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     509              $66,845,334                         100 %
      -------------------------------------------------------------------------------------------------------------------








                                                                  Page 3                         CWABS_2002-02 Group 2


Mortgage Rates

      Range of Mortgage                              Number of             Aggregate                    % of Aggregate
      Rates (%)                                      Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      5.501 - 6.000                                               1                 $190,404                        0.28 %
      6.001 - 6.500                                               2                 $484,894                        0.73
      6.501 - 7.000                                              22               $6,277,884                        9.39
      7.001 - 7.500                                              27               $7,472,045                       11.18
      7.501 - 8.000                                              58              $16,512,845                       24.7
      8.001 - 8.500                                              36               $8,176,422                       12.23
      8.501 - 9.000                                              36               $5,771,792                        8.63
      9.001 - 9.500                                              47               $5,580,137                        8.35
      9.501 - 10.000                                             60               $4,802,526                        7.18
      10.001 - 10.500                                            42               $3,317,727                        4.96
      10.501 - 11.000                                            42               $3,079,396                        4.61
      11.001 - 11.500                                            25               $1,206,897                        1.81
      11.501 - 12.000                                            30               $1,028,025                        1.54
      12.001 - 12.500                                            10                 $632,581                        0.95
      12.501 - 13.000                                            37               $1,030,822                        1.54
      13.001 - 13.500                                            14                 $580,846                        0.87
      13.501 - 14.000                                             5                 $238,127                        0.36
      Greater than 14.000                                        15                 $461,965                        0.69
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     509              $66,845,334                         100 %
      -------------------------------------------------------------------------------------------------------------------


Months Remaining to Maturity

      Months Remaining                               Number of             Aggregate                    % of Aggregate
      to Maturity                                    Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      1 - 120                                                     5                 $109,546                        0.16 %
      121 - 180                                                 128               $6,179,494                        9.24
      181 - 300                                                  14               $1,610,350                        2.41
      301 - 360                                                 362              $58,945,944                       88.18
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     509              $66,845,334                         100 %
      -------------------------------------------------------------------------------------------------------------------


Loan-to-Value Ratios


      Range of                                       Number of             Aggregate                    % of Aggregate
      Loan-to-Value Ratios (%) (1)                   Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      50.00 or Less                                              26               $1,731,988                        2.59 %
      50.01-55.00                                                 4                 $537,147                        0.8
      55.01-60.00                                                11               $1,624,628                        2.43
      60.01-65.00                                                15               $1,407,402                        2.11
      65.01-70.00                                                31               $4,018,439                        6.01
      70.01-75.00                                                53               $9,719,313                       14.54
      75.01-80.00                                               100              $15,923,017                       23.82
      80.01-85.00                                                75              $11,701,394                       17.51
      85.01-90.00                                                66              $12,765,324                        19.1
      90.01-95.00                                                11                 $982,980                        1.47
      95.01-100.00                                              117               $6,433,703                        9.62
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     509              $66,845,334                         100 %
      -------------------------------------------------------------------------------------------------------------------
      (1) Refers to the Loan-to-Value Ratio with respect to any first lien Mortgage Loan and the Combined
      Loan-to-Value Ratio with respect to any second lien mortgage loan.




                                                                  Page 4                         CWABS_2002-02 Group 2


State Distribution of Mortgaged Properties

                                                     Number of            Aggregate                     % of Aggregate
      State                                          Mortgage Loans       Principal Balance             Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Arizona                                                    12                $872,410                         1.31 %
      California                                                 78             $22,512,316                        33.68
      Colorado                                                   10              $2,545,054                         3.81
      Connecticut                                                 4                $716,511                         1.07
      Delaware                                                    1                 $75,433                         0.11
      Florida                                                    35              $2,342,246                         3.5
      Georgia                                                    18              $1,809,378                         2.71
      Idaho                                                       4                $132,284                         0.2
      Illinois                                                    4                $245,834                         0.37
      Indiana                                                     6                $499,102                         0.75
      Iowa                                                        3                $209,464                         0.31
      Kansas                                                      1                 $48,952                         0.07
      Kentucky                                                    2                $527,024                         0.79
      Louisiana                                                  12                $782,735                         1.17
      Maine                                                       1                 $35,802                         0.05
      Maryland                                                    8              $1,804,353                         2.7
      Massachusetts                                               2                $554,783                         0.83
      Michigan                                                   49              $5,235,851                         7.83
      Minnesota                                                   5                $946,600                         1.42
      Mississippi                                                 5                $195,638                         0.29
      Missouri                                                   12                $839,335                         1.26
      Montana                                                     2                $540,506                         0.81
      Nebraska                                                    6                $362,308                         0.54
      Nevada                                                      5              $1,176,647                         1.76
      New Jersey                                                  3                $289,715                         0.43
      New York                                                   12              $1,705,954                         2.55
      North Carolina                                             21              $2,070,284                         3.1
      Ohio                                                       29              $2,616,185                         3.91
      Oklahoma                                                    9                $449,151                         0.67
      Oregon                                                     10                $651,606                         0.97
      Pennsylvania                                               12                $676,813                         1.01
      Rhode Island                                                2                $410,130                         0.61
      South Carolina                                             11              $1,054,819                         1.58
      Texas                                                      28              $3,075,866                         4.6
      Utah                                                        9                $406,450                         0.61
      Virginia                                                   11              $1,924,230                         2.88
      Washington                                                 16              $2,695,314                         4.03
      West Virginia                                               6                $396,972                         0.59
      Wisconsin                                                   8                $685,479                         1.03
      Wyoming                                                     2                 $41,388                         0.06
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     509             $66,845,334                          100 %
      -------------------------------------------------------------------------------------------------------------------




                                                                  Page 5                         CWABS_2002-02 Group 2


Range of FICO Credit Scores

                                                     Number of             Aggregate                    % of Aggregate
      Range of Fico Credit Scores                    Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Unknown                                                     5                 $181,111                        0.27 %
      801 - 820                                                   1                 $364,133                        0.54
      781 - 800                                                   1                 $287,228                        0.43
      761 - 780                                                   4               $1,087,859                        1.63
      741 - 760                                                   5                 $192,909                        0.29
      721 - 740                                                   4                 $506,355                        0.76
      701 - 720                                                   6                 $572,596                        0.86
      681 - 700                                                  12               $1,359,413                        2.03
      661 - 680                                                  33               $3,843,046                        5.75
      641 - 660                                                  70               $7,235,872                       10.82
      621 - 640                                                  90              $11,415,969                       17.08
      601 - 620                                                  66              $11,069,251                       16.56
      581 - 600                                                  71              $11,968,854                       17.91
      561 - 580                                                  53               $8,435,060                       12.62
      541 - 560                                                  42               $3,985,080                        5.96
      521 - 540                                                  27               $2,782,972                        4.16
      501 - 520                                                  19               $1,557,626                        2.33
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     509              $66,845,334                         100 %
      -------------------------------------------------------------------------------------------------------------------


Types of Mortgaged Properties

                                                     Number of             Aggregate                    % of Aggregate
      Description                                    Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Single Family Residence                                   419              $52,872,101                        79.1 %
      Planned Unit Development                                   48              $10,215,579                       15.28
      Manufactured Housing (1)                                   26               $1,741,099                         2.6
      Low Rise Condominium                                       12               $1,715,965                        2.57
      2 - 4 Family Residence                                      4                 $300,590                        0.45
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     509              $66,845,334                         100 %
      -------------------------------------------------------------------------------------------------------------------
      (1) Treated as real property.


Purpose of Mortgage Loan

                                                     Number of             Aggregate                    % of Aggregate
      Description                                    Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Refinance (Cash Out)                                    1,173             $129,203,276                       72.32 %
      Purchase                                                  293              $32,448,456                       18.16
      Refinance (Rate/Term)                                     148              $16,993,380                        9.51
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     509              $66,845,334                         100 %
      -------------------------------------------------------------------------------------------------------------------




                                                                  Page 6                         CWABS_2002-02 Group 2





Occupancy Types

                                                     Number of             Aggregate                    % of Aggregate
      Occupancy Type                                 Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Owner Occupied                                           504              $66,324,928                       99.22 %
      Non-owner Occupied                                         1                 $329,954                        0.49
      Second Home                                                4                 $190,453                        0.28
      -------------------------------------------------------------------------------------------------------------------
      Total                                                    509              $66,845,334                         100 %
      -------------------------------------------------------------------------------------------------------------------



Document Types

                                                    Number of             Aggregate                     % of Aggregate
      Document Type                                 Mortgage Loans        Principal Balance             Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      Full Documentation                                       457              $55,637,103                       83.23 %
      Stated                                                    41               $8,430,397                       12.61
      Simple                                                    10               $2,757,429                        4.13
      Streamline                                                 1                  $20,405                        0.03
      -------------------------------------------------------------------------------------------------------------------
      Total                                                    509              $66,845,334                         100 %
      -------------------------------------------------------------------------------------------------------------------



Gross Margin
(Excludes Fixed Rate Mortgages)

      Range of                                       Number of            Aggregate                     % of Aggregate
      Gross Margins                                  Mortgage Loans       Principal Balance             Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      5.001 - 6.000                                             56              $14,130,047                       34.95 %
      6.001 - 7.000                                             56              $10,314,114                       25.51
      7.001 - 8.000                                             26               $3,123,201                        7.72
      8.001 - 9.000                                             66               $6,939,011                       17.16
      9.001 - 10.000                                            48               $4,567,761                       11.3
      10.001 - 11.000                                           10                 $747,909                        1.85
      11.001 - 12.000                                            5                 $483,575                        1.2
      12.001 - 13.000                                            1                  $61,106                        0.15
      Greater than 13.000                                        1                  $66,041                        0.16
      -------------------------------------------------------------------------------------------------------------------
      Total                                                    269              $40,432,765                         100 %
      -------------------------------------------------------------------------------------------------------------------




                                                                  Page 7                         CWABS_2002-02 Group 2



Subsequent Adjustment Date
(Excludes Fixed Rate Mortgages)

      Subsequent                                     Number of             Aggregate                    % of Aggregate
      Adjustment Date                                Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      September-04                                                2                 $231,216                        0.23 %
      October-04                                                 51               $6,163,070                        8.04
      November-04                                                85               $9,655,099                       16.77
      December-04                                                21               $5,097,884                       20.54
      January-05                                                 19               $4,164,858                       13.05
      February-05                                                 3                 $319,042                        0.88
      March-05                                                    2                 $407,108                        2.38
      April-05                                                   33               $3,600,419                        3.04
      May-05                                                     24               $3,740,966                       10.32
      June-05                                                    17               $3,292,608                       12.31
      July-05                                                    12               $3,760,495                       12.44
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     269              $40,432,765                         100 %
      -------------------------------------------------------------------------------------------------------------------


Maximum Mortgage Rates
(Excludes Fixed Rate Mortgages)

      Range of Maximum                               Number of             Aggregate                    % of Aggregate
      Mortgage Rates (%)                             Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      11.501 - 12.000                                             1                 $155,226                        0.38 %
      12.001 - 12.500                                             2                 $249,604                        0.62
      12.501 - 13.000                                            11               $1,526,272                        3.77
      13.001 - 13.500                                            12               $2,292,038                        5.67
      13.501 - 14.000                                            25               $6,500,909                       16.08
      14.001 - 14.500                                            19               $4,590,175                       11.35
      14.501 - 15.000                                            32               $5,520,904                       13.65
      15.001 - 15.500                                            42               $6,417,985                       15.87
      15.501 - 16.000                                            36               $5,008,526                       12.39
      16.001 - 16.500                                            20               $2,489,912                        6.16
      16.501 - 17.000                                            22               $2,491,936                        6.16
      17.001 - 17.500                                            13                 $935,234                        2.31
      17.501 - 18.000                                            13               $1,086,099                        2.69
      18.001 - 18.500                                             9                 $579,955                        1.43
      18.501 - 19.000                                             5                 $256,487                        0.63
      19.001 - 19.500                                             1                  $48,952                        0.12
      Greater than 19.500                                         6                 $282,551                        0.7
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     269              $40,432,765                         100 %
      -------------------------------------------------------------------------------------------------------------------




                                                 Page 8               CWABS_2002-02 Group 2




Initial Periodic Rate Cap
(Excludes Fixed Rate Mortgages)

      Initial Periodic                               Number of             Aggregate                    % of Aggregate
      Rate Cap (%)                                   Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      1                                                           1                $119,136                         0.29 %
      1.5                                                        95             $19,334,052                        47.82
      2                                                           3                $391,538                         0.97
      3                                                         170             $20,588,039                        50.92
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     269             $40,432,765                          100 %
      -------------------------------------------------------------------------------------------------------------------


Subsequent Periodic Rate Cap
(Excludes Fixed Rate Mortgages)

      Subsequent Periodic                            Number of             Aggregate                    % of Aggregate
      Rate Cap (%)                                   Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      1                                                         154             $18,464,457                        45.67 %
      1.5                                                       115             $21,968,308                        54.33
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     269             $40,432,765                          100 %
      -------------------------------------------------------------------------------------------------------------------


Minimum Mortgage Rates
(Excludes Fixed Rate Mortgages)

      Range of Minimum                               Number of             Aggregate                    % of Aggregate
      Mortgage Rates (%)                             Mortgage Loans        Principal Balance            Principal Balance
      -------------------------------------------------------------------------------------------------------------------
      5.001 - 6.000                                               1                $155,226                         0.38 %
      6.001 - 7.000                                              26              $6,627,409                        16.39
      7.001 - 8.000                                              46             $11,099,356                        27.45
      8.001 - 9.000                                              63             $10,188,810                         25.2
      9.001 - 10.000                                             78              $8,508,425                        21.04
      Greater than 10.000                                        55              $3,853,539                         9.53
      -------------------------------------------------------------------------------------------------------------------
      Total                                                     269             $40,432,765                          100 %
      -------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT 2


            THE                                                                                          Distribution Date: 9/27/04
          BANK OF
            NEW
           YORK
  101 Barclay Street, 8W
    New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                              Asset-Backed Securities
Associate: AnnMarie Cassano
            212-815-8318                                   Series 2002-2




                               Certificateholder Monthly Distribution Summary

------------------------------------------------------------------------------------------------------------
                                             Certificate                          Pass
                                 Class           Rate         Beginning         Through        Principal
   Class         Cusip        Description        Type          Balance          Rate (%)     Distribution
------------------------------------------------------------------------------------------------------------

    1A1        126671QT6        Senior       Var-Act/360      144,984,076.24        1.735000  13,722,298.29
    2A1        126671QU3        Senior       Var-Act/360       33,045,174.45        1.875000   5,831,506.97
     N         126671RB4       Strip IO       Fix-30/360                0.00        8.000000           0.00
     X         126671RA6       Strip IO       Var-30/360      265,044,251.44        4.787075           0.00
     AR        126671RC2        Senior        Fix-30/360                0.00        0.000000           0.00

------------------------------------------------------------------------------------------------------------

    2M1        126671QV1       Mezzanine     Var-Act/360       16,800,000.00        2.215000           0.00
     M2        126671QW9       Mezzanine     Var-Act/360       38,595,000.00        2.765000           0.00
     B1        126671QX7        Junior       Var-Act/360       24,645,000.00        3.415000           0.00

------------------------------------------------------------------------------------------------------------

  Totals                                                      258,069,250.69                  19,553,805.26

------------------------------------------------------------------------------------------------------------


                                         Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------
                                                               Current                         Cumulative
                                Interest         Total        Realized        Ending            Realized
   Class         Cusip        Distribution    Distribution     Losses         Balance            Losses
----------------------------------------------------------------------------------------------------------------

    1A1        126671QT6          230,585.09   13,952,883.38         0.00   131,261,777.95                 0.00
    2A1        126671QU3           56,796.39    5,888,303.36         0.00    27,213,667.48                 0.00
     N         126671RB4                0.00            0.00         0.00             0.00                 0.00
     X         126671RA6        1,057,324.00    1,057,324.00         0.00   245,490,446.18                 0.00
     AR        126671RC2                0.00            0.00         0.00             0.00                 0.00

----------------------------------------------------------------------------------------------------------------

    2M1        126671QV1           34,111.00       34,111.00         0.00    16,800,000.00                 0.00
     M2        126671QW9           97,822.24       97,822.24         0.00    38,595,000.00                 0.00
     B1        126671QX7           77,149.12       77,149.12         0.00    24,645,000.00                 0.00

----------------------------------------------------------------------------------------------------------------

  Totals                        1,553,787.84   21,107,593.10         0.00   238,515,445.43                 0.00

----------------------------------------------------------------------------------------------------------------


The Class X interest distribution includes $1.85 investment earnings for the fixed carryover reserve fund.


            THE                                                                                          Distribution Date: 9/27/04
          BANK OF
            NEW
           YORK
  101 Barclay Street, 8W
    New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                              Asset-Backed Securities
Associate: AnnMarie Cassano
            212-815-8318                                   Series 2002-2




                                            Principal Distribution Detail

--------------------------------------------------------------------------------------------------------------------
                                 Original           Beginning        Scheduled                        Unscheduled
                               Certificate         Certificate       Principal        Accretion        Principal
   Class         Cusip           Balance             Balance        Distribution      Principal       Adjustments
--------------------------------------------------------------------------------------------------------------------

    1A1        126671QT6         605,800,000.00     144,984,076.24   13,722,298.29             0.00             0.00
    2A1        126671QU3         244,160,000.00      33,045,174.45    5,831,506.97             0.00             0.00
     N         126671RB4          70,000,000.00               0.00            0.00             0.00             0.00
     X         126671RA6         930,000,100.00     265,044,251.44            0.00             0.00             0.00
     AR        126671RC2                 100.00               0.00            0.00             0.00             0.00

--------------------------------------------------------------------------------------------------------------------

    2M1        126671QV1          16,800,000.00      16,800,000.00            0.00             0.00             0.00
     M2        126671QW9          38,595,000.00      38,595,000.00            0.00             0.00             0.00
     B1        126671QX7          24,645,000.00      24,645,000.00            0.00             0.00             0.00

--------------------------------------------------------------------------------------------------------------------

   Totals                        930,000,100.00     258,069,250.69   19,553,805.26             0.00             0.00

--------------------------------------------------------------------------------------------------------------------


                                      Principal Distribution Detail

---------------------------------------------------------------------------------------------------------
                                    Net            Current           Ending               Ending
                                 Principal         Realized       Certificate          Certificate
   Class         Cusip          Distribution        Losses          Balance               Factor
---------------------------------------------------------------------------------------------------------

    1A1        126671QT6          13,722,298.29            0.00    131,261,777.95           0.21667510391
    2A1        126671QU3           5,831,506.97            0.00     27,213,667.48           0.11145833667
     N         126671RB4                   0.00            0.00              0.00           0.00000000000
     X         126671RA6                   0.00            0.00    245,490,446.18           0.26396819332
     AR        126671RC2                   0.00            0.00              0.00           0.00000000000

---------------------------------------------------------------------------------------------------------

    2M1        126671QV1                   0.00            0.00     16,800,000.00           1.00000000000
     M2        126671QW9                   0.00            0.00     38,595,000.00           1.00000000000
     B1        126671QX7                   0.00            0.00     24,645,000.00           1.00000000000

---------------------------------------------------------------------------------------------------------

   Totals                         19,553,805.26            0.00    238,515,445.43

---------------------------------------------------------------------------------------------------------



            THE                                                                                          Distribution Date: 9/27/04
          BANK OF
            NEW
           YORK
  101 Barclay Street, 8W
    New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                              Asset-Backed Securities
Associate: AnnMarie Cassano
            212-815-8318                                   Series 2002-2



                                    Interest Distribution Detail

---------------------------------------------------------------------------------------------------
               Beginning           Pass              Accrued         Cumulative
              Certificate        Through             Optimal           Unpaid         Deferred
   Class        Balance          Rate (%)           Interest          Interest        Interest
---------------------------------------------------------------------------------------------------

    1A1      144,984,076.24            1.735000         230,585.09            0.00             0.00
    2A1       33,045,174.45            1.875000          56,796.39            0.00             0.00
     N                 0.00            8.000000               0.00            0.00             0.00
     X       265,044,251.44            4.787075       1,057,322.15            0.00             0.00
     AR                0.00            0.000000               0.00            0.00             0.00

---------------------------------------------------------------------------------------------------

    2M1       16,800,000.00            2.215000          34,111.00            0.00             0.00
     M2       38,595,000.00            2.765000          97,822.24            0.00             0.00
     B1       24,645,000.00            3.415000          77,149.12            0.00             0.00

---------------------------------------------------------------------------------------------------

   Totals    258,069,250.69                           1,553,785.99            0.00             0.00

---------------------------------------------------------------------------------------------------


                                       Interest Distribution Detail

---------------------------------------------------------------------------------------------------------
               Beginning          Total             Net           Unscheduled
              Certificate        Interest        Prepayment        Interest          Interest
   Class        Balance            Due         Int Shortfall      Adjustment           Paid
---------------------------------------------------------------------------------------------------------

    1A1      144,984,076.24         230,585.09            0.00               0.00              230,585.09
    2A1       33,045,174.45          56,796.39            0.00               0.00               56,796.39
     N                 0.00               0.00            0.00               0.00                    0.00
     X       265,044,251.44       1,057,322.15            0.00               0.00            1,057,324.00
     AR                0.00               0.00            0.00               0.00                    0.00

---------------------------------------------------------------------------------------------------------

    2M1       16,800,000.00          34,111.00            0.00               0.00               34,111.00
     M2       38,595,000.00          97,822.24            0.00               0.00               97,822.24
     B1       24,645,000.00          77,149.12            0.00               0.00               77,149.12

---------------------------------------------------------------------------------------------------------

   Totals    258,069,250.69       1,553,785.99            0.00               0.00            1,553,787.84

---------------------------------------------------------------------------------------------------------



            THE                                                                                          Distribution Date: 9/27/04
          BANK OF
            NEW
           YORK
  101 Barclay Street, 8W
    New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                              Asset-Backed Securities
Associate: AnnMarie Cassano
            212-815-8318                                   Series 2002-2




                                          Current Payment Information
                                               Factors per $1,000

---------------------------------------------------------------------------------------------------------------
                                              Original             Beginning Cert.
                                            Certificate                Notional               Principal
   Class              Cusip                   Balance                  Balance               Distribution
---------------------------------------------------------------------------------------------------------------

    1A1             126671QT6                    605,800,000.00           239.326636247            22.651532336
    2A1             126671QU3                    244,160,000.00           135.342293789            23.883957123
     N              126671RB4                     70,000,000.00             0.000000000             0.000000000
     X              126671RA6                    930,000,100.00           284.993788108             0.000000000
     AR             126671RC2                            100.00             0.000000000             0.000000000

---------------------------------------------------------------------------------------------------------------

    2M1             126671QV1                     16,800,000.00         1,000.000000000             0.000000000
     M2             126671QW9                     38,595,000.00         1,000.000000000             0.000000000
     B1             126671QX7                     24,645,000.00         1,000.000000000             0.000000000

---------------------------------------------------------------------------------------------------------------

  Totals                                         930,000,100.00           277.493788108            21.025594793

---------------------------------------------------------------------------------------------------------------


                                        Current Payment Information
                                            Factors per $1,000

----------------------------------------------------------------------------------------------------------
                                                                   Ending Cert.              Pass
                                               Interest              Notional              Through
   Class              Cusip                  Distribution            Balance               Rate (%)
----------------------------------------------------------------------------------------------------------

    1A1             126671QT6                      0.380629071         216.675103911              1.735000
    2A1             126671QU3                      0.232619567         111.458336666              1.875000
     N              126671RB4                      0.000000000           0.000000000              8.000000
     X              126671RA6                      1.136907405         263.968193315              4.787075
     AR             126671RC2                      0.000000000           0.000000000              0.000000

----------------------------------------------------------------------------------------------------------

    2M1             126671QV1                      2.030416667       1,000.000000000              2.215000
     M2             126671QW9                      2.534583333       1,000.000000000              2.765000
     B1             126671QX7                      3.130416667       1,000.000000000              3.415000

----------------------------------------------------------------------------------------------------------

  Totals                                           1.670739433         256.468193315

----------------------------------------------------------------------------------------------------------


            THE
          BANK OF
            NEW
           YORK
  101 Barclay Street, 8W
    New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                              Asset-Backed Securities
Associate: AnnMarie Cassano
            212-815-8318                                   Series 2002-2

------------------------------------------------------------------
Pool Level Data
Distribution Date                                          9/27/04
Cut-off Date                                               6/ 1/02
Determination Date                                         9/ 1/04
Accrual Period 30/360                          Begin       8/ 1/04
                                               End         9/ 1/04
Number of Days in 30/360 Accrual Period                         30

Accrual Period Actual Days                     Begin       8/25/04
                                               End         9/27/04
Number of Days in Actual Accrual Period                         33

------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------
                         Collateral Information         Group 1                       Group 2                   Total


Cut-Off Date Balance                                    650,000,050.00             280,000,050.00          930,000,100.00

Beginning Aggregate Pool Stated Principal Balance       192,357,788.88              72,686,462.56          265,044,251.44
Ending Aggregate Pool Stated Principal Balance          178,645,111.76              66,845,334.42          245,490,446.18

Beginning Aggregate Loan Count                                    1722                        543                    2265
Loans Paid Off or Otherwise Removed Pursuant to PSA                108                         34                     142
Ending Aggregate Loan Count                                       1614                        509                    2123

Beginning Weighted Average Loan Rate (WAC)                   8.616477%                  8.680416%               8.634012%
Ending Weighted Average Loan Rate (WAC)                      8.616725%                  8.701465%               8.639799%

Beginning Net Weighted Average Loan Rate                     8.083895%                  8.157915%               8.104195%
Ending Net Weighted Average Loan Rate                        8.084640%                  8.177809%               8.110009%

Weighted Average Maturity (WAM) (Months)                           309                        312                     310

Servicer Advances                                           224,072.64                 100,160.17              324,232.81

Aggregate Pool Prepayment                                12,835,427.60               5,434,198.40           18,269,626.00
Pool Prepayment Rate (CPR)                                     58.3907                    63.0283                 59.7129

-------------------------------------------------------------------------------------------------------------------------



            THE
          BANK OF
            NEW
           YORK
  101 Barclay Street, 8W
    New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                              Asset-Backed Securities
Associate: AnnMarie Cassano
            212-815-8318                                   Series 2002-2



----------------------------------------------------------------------------------------------------------------------------------
     Delinquency Information                         Group 1                                              Group 2
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days     Balance                     5,991,553.77           3.353886%                     2,737,649.44           4.095498%
               # of loans                            60           3.717472%                               21           4.125737%

60-89 Days     Balance                     1,647,323.40           0.922121%                       931,196.18           1.393061%
               # of loans                            17           1.053284%                                5           0.982318%

90+ Days       Balance                     2,876,875.06           1.610386%                     2,102,821.27           3.145801%
               # of loans                            26           1.610905%                               24           4.715128%

Total          Balance                    10,515,752.23           5.886392%                     5,771,666.89           8.634360%
               # of loans                           103           6.381660%                               50           9.823183%

----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
     Foreclosure Information                         Group 1                                              Group 2
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days     Balance                             0.00           0.000000%                             0.00           0.000000%
               # of loans                             0           0.000000%                                0           0.000000%

60-89 Days     Balance                       846,101.01           0.473621%                       417,508.72           0.624589%
               # of loans                             7           0.433705%                                4           0.785855%

90+ Days       Balance                     5,684,316.35           3.181904%                     2,235,898.06           3.344883%
               # of loans                            55           3.407683%                               21           4.125737%

Total          Balance                     6,530,417.36           3.655525%                     2,653,406.78           3.969472%
               # of loans                            62           3.841388%                               25           4.911591%
----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     Delinquency Information                                Total
--------------------------------------------------------------------------------
30-59 Days     Balance                     8,729,203.21                3.555822%
               # of loans                            81                3.815356%

60-89 Days     Balance                     2,578,519.58                1.050354%
               # of loans                            22                1.036269%

90+ Days       Balance                     4,979,696.33                2.028468%
               # of loans                            50                2.355158%

Total          Balance                    16,287,419.12                6.634645%
               # of loans                           153                7.206783%

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
     Foreclosure Information                                Total
--------------------------------------------------------------------------------
30-59 Days     Balance                             0.00                0.000000%
               # of loans                             0                0.000000%

60-89 Days     Balance                     1,263,609.73                0.514729%
               # of loans                            11                0.518135%

90+ Days       Balance                     7,920,214.41                3.226282%
               # of loans                            76                3.579840%

Total          Balance                     9,183,824.14                3.741011%
               # of loans                            87                4.097975%
--------------------------------------------------------------------------------



            THE
          BANK OF
            NEW
           YORK
  101 Barclay Street, 8W
    New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                              Asset-Backed Securities
Associate: AnnMarie Cassano
            212-815-8318                                   Series 2002-2


---------------------------------------------------------------------------------------------------------------------------------
     Bankruptcy Information                          Group 1                                              Group 2
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days     Balance                       528,221.11           0.295682%                             0.00           0.000000%
               # of loans                             5           0.000000%                                0           0.000000%

60-89 Days     Balance                        75,254.45           0.042125%                       108,279.49           0.161985%
               # of loans                             1           0.000000%                                2           0.000000%

90+ Days       Balance                     6,573,203.43           3.679476%                     2,097,820.88           3.138321%
               # of loans                            64           0.000000%                               24           0.000000%

Total          Balance                     7,176,678.99           4.017283%                     2,206,100.37           3.300306%
               # of loans                            70           0.000000%                               26           0.000000%
---------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
                REO Information                      Group 1                                              Group 2
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days     Balance                             0.00           0.000000%                             0.00           0.000000%
               # of loans                             0           0.000000%                                0           0.000000%

60-89 Days     Balance                             0.00           0.000000%                             0.00           0.000000%
               # of loans                             0           0.000000%                                0           0.000000%

90+ Days       Balance                     2,464,171.83           1.379367%                     1,129,160.23           1.689213%
               # of loans                            26           0.000000%                                9           0.000000%

Total          Balance                     2,464,171.83           1.379367%                     1,129,160.23           1.689213%
               # of loans                            26           0.000000%                                9           0.000000%

---------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     Bankruptcy Information                                 Total
--------------------------------------------------------------------------------
30-59 Days     Balance                       528,221.11                0.215170%
               # of loans                             5                0.235516%

60-89 Days     Balance                       183,533.94                0.074762%
               # of loans                             3                0.141309%

90+ Days       Balance                     8,671,024.31                3.532123%
               # of loans                            88                4.145078%

Total          Balance                     9,382,779.36                3.822055%
               # of loans                            96                4.521903%
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                REO Information                             Total
--------------------------------------------------------------------------------
30-59 Days     Balance                             0.00                0.000000%
               # of loans                             0                0.000000%

60-89 Days     Balance                             0.00                0.000000%
               # of loans                             0                0.000000%

90+ Days       Balance                     3,593,332.06                1.463736%
               # of loans                            35                1.648610%

Total          Balance                     3,593,332.06                1.463736%
               # of loans                            35                1.648610%

--------------------------------------------------------------------------------


            THE
          BANK OF
            NEW
           YORK
  101 Barclay Street, 8W
    New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                              Asset-Backed Securities
Associate: AnnMarie Cassano
            212-815-8318                                   Series 2002-2


------------------------------------------------------------------------------
                       Aggregate Book Value / Loss Info
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                  Group 1              Group 2
                                  -------              -------
Book Value of all REO Loans                 0.00                  0.00
Percentage of Total Pool
Balance                                0.000000%             0.000000%

Current Realized Losses               342,437.10            159,233.88
Additional (Gains)/Losses           (   3,333.99)         (   9,952.44)
Cumulative Losses                   1,941,028.79            922,225.70

------------------------------------------------------------------------------








             -------------------------------------------------------
                 Certificate Account - Deposits
             -------------------------------------------------------
             Beginning Balance                           -168,428.49

             Payments of Interest and Principal        20,389,369.09
             Liquidation Proceeds                         550,133.48
             All Other Proceeds                                 0.00
             Other Amounts                                      0.00
                                                       -------------
             Total Deposits                            20,939,502.57

             -------------------------------------------------------
                 Certificate Account - Withdrawals
             Reimbursement of Servicer Advances                 0.00
             Payment of Master Servicer Fees               92,802.16
             Payment of Sub Servicer Fees                   4,597.88
             Payment of Other Fees                          4,597.88
             Payment of Insurance Premium(s)               12,082.01
             Payment of Personal Mortgage Insurance             0.00
             Other Permitted Withdrawals per the
             PSA                                                0.00
             Payment of Principal and Interest         21,107,593.11
                                                       -------------
             Total Withdrawals                         21,221,673.05

             Ending Balance                              -446,001.08

             -------------------------------------------------------

            THE
          BANK OF
            NEW
           YORK
  101 Barclay Street, 8W
    New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                              Asset-Backed Securities
Associate: AnnMarie Cassano
            212-815-8318                                   Series 2002-2

------------------------------------------------------------------------------
                       PPIS/Compensating Interest Detail
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                                         Group 1     Group 2
                                                         -------     -------
Total Gross Prepayment Interest Shortfall                11,021.21    6,611.73
Compensation for Gross PPIS from Servicing Fees          11,021.21    6,611.73
Other Gross PPIS Compensation                                 0.00        0.00
-----------------------------------------------          ---------    --------
Total Net PPIS (Non-Supported PPIS)                           0.00       -0.00

------------------------------------------------------------------------------

            THE
          BANK OF
            NEW
           YORK
  101 Barclay Street, 8W
    New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                              Asset-Backed Securities
Associate: AnnMarie Cassano
            212-815-8318                                   Series 2002-2


------------------------------------------------------------------------------
                       Subordination/Credit Enhancement
------------------------------------------------------------------------------

------------------------------------------------------------------------------

Overcollateralization Amount                             6,975,000.75
Overcollateralization Target Amount                      6,975,000.75
Has Trigger Event Occurred                                         NO

------------------------------------------------------------------------------


------------------------------------------------------------------------------
                        Prepayment Penalty Information
------------------------------------------------------------------------------

------------------------------------------------------------------------------

Group 1 Prepayment Penalties                               264,572.82
Group 2 Prepayment Penalties                                     0.00

Total Prepayment Penalties                                 264,572.82

------------------------------------------------------------------------------



------------------------------------------------------------------------------
                             Miscellaneous Details
------------------------------------------------------------------------------

Investment Earnings on Carryover Reserve Fund                    1.85
Paid to Majority Class X Holder

------------------------------------------------------------------------------

            THE
          BANK OF
            NEW
           YORK
  101 Barclay Street, 8W
    New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew
            212-815-3236                              Asset-Backed Securities
Associate: AnnMarie Cassano
            212-815-8318                                   Series 2002-2


--------------------------------------------------------------------------------------------------------------------
                                               Loan Level Loss Detail
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

Group                        Loan ID    Liquidation Balance           Liquidation Proceeds       Realized Loss
-----                        -------    -------------------           --------------------       -------------

Group 1
                              873590              85,075.19                      18,359.56           66,715.63
                             1672094              31,812.85                          18.35           31,794.50
                             1799075              80,194.09                      40,400.63           39,793.46
                             2432051             129,494.65                      70,638.39           58,856.26
                             2823869             157,118.40                     103,529.22           53,589.18
                             3813110              93,796.15                      62,843.77           30,952.38
                            20106630             129,535.80                      68,800.11           60,735.69

Group 2
                              544300             147,514.80                      83,462.84           64,051.96
                             1778213              22,108.21                          59.12           22,049.09
                             2135635              34,262.71                          86.61           34,176.10
                             5871743              35,499.09                          20.13           35,478.96
                            20197732             105,392.52                     101,914.75            3,477.77

--------------------------------------------------------------------------------------------------------------------

